UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
July 24, 2007
Date of Report (Date of Earliest Event Reported)
FTD Group, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	001-32425 (Commission File Number)	87-0719190 (I.R.S. Employer Identification Number)
3113 Woodcreek Drive
Downers Grove, Illinois 60515-5420
(Address of principal executive offices, including zip code)
(630) 719-7800
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

On July 24, 2007, Becky A. Sheehan and Florists’ Transworld Delivery, Inc. (“FTD”), the principal, indirect operating subsidiary of FTD Group, Inc. (the “Company”) entered into an Employment Agreement, effective as of July 1, 2007. The Employment Agreement modifies certain terms and conditions contained in a letter agreement dated May 22, 2006 between the Company and Ms. Sheehan (the “Letter Agreement”) providing for the employment of Ms. Sheehan as the Company’s Chief Financial Officer. The Employment Agreement entered into on July 24, 2007 replaces and supersedes the Letter Agreement. Pursuant to the Employment Agreement, Ms. Sheehan will serve as Executive Vice President and Chief Financial Officer of FTD through June 30, 2008, which term will automatically renew for successive one-year periods unless FTD provides notice of termination prior to the expiration of the then-current term. Ms. Sheehan will earn an initial base salary of $325,000 per year, subject to review and has the potential to earn an annual bonus of up to 100% of her base salary contingent upon the achievement of certain performance targets.

If there is a Change of Control (as that term is defined in the Employment Agreement) of FTD or FTD, Inc. and Ms. Sheehan’s employment is terminated for a reason other than death, permanent disability or Cause (as defined in the Employment Agreement) or if she resigns during a Change of Control Severance Period due to Constructive Termination (as those terms are defined in the Employment Agreement), then Ms. Sheehan will be entitled to receive a lump sum payment in an amount equal to (i) two years of base salary, (ii) two times her target performance bonus as set by the Board of Directors of FTD for the fiscal year in which the Change of Control or termination occurs, whichever is higher, and (iii) any pro rata performance bonus to which Ms. Sheehan may be entitled for the fiscal year in which the Change of Control or date of termination occurs, whichever is higher. In the event of a Change of Control, any outstanding stock options or restricted stock awards granted to Ms. Sheehan will vest in full and become immediately exercisable.

If Ms. Sheehan’s employment is terminated by FTD either due to non-renewal of the Employment Agreement or without Cause other than during a Change of Control Severance Period, or by Ms. Sheehan following a material diminution in her operating responsibilities, other than during a Change of Control Severance Period, then she will be paid a lump sum amount equal to (i) base salary for one year and (ii) any pro rata performance bonus to which she may be entitled for the fiscal year in which the termination occurs, provided Ms. Sheehan does not breach certain confidentiality and non-competition provisions of the Employment Agreement.

The foregoing summary of the Employment Agreement is not complete and is qualified in its entirety by reference to the full text of the Employment Agreement, a copy of which is attached hereto as Exhibit 10.1 and incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit 10.1	Employment Agreement between Florists’ Transworld Delivery, Inc. and Becky A. Sheehan dated as of July 1, 2007

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

FTD Group, Inc.
/S/ MICHAEL J. SOENEN
Michael J. Soenen
President and Chief Executive Officer

Date: July 25, 2007

EXHIBIT INDEX

Exhibit
Number	Description

10.1	Employment Agreement between Florists’ Transworld Delivery, Inc. and Becky A. Sheehan, dated as of July 1, 2007